Exhibit 10.1
AMENDMENT NO. 1
TO
CREDIT AGREEMENT
          AMENDMENT NO. 1 (this “Amendment”), dated as of July 1, 2009, to that certain Credit Agreement dated as of November 3, 2006 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement), among Watson Pharmaceuticals, Inc., a Nevada corporation (the “Borrower”), the financial institutions from time to time party thereto, whether by execution of the Credit Agreement, a Lender Addendum or an Assignment and Acceptance (the “Lenders”), Canadian Imperial Bank of Commerce, acting through its New York agency (“CIBC”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Wachovia Capital Markets, LLC, as syndication agent for the Lenders (in such capacity, the “Syndication Agent”), and Wells Fargo Bank, National Association, Union Bank of California, N.A. and Sumitomo Mitsui Banking Corporation, each in its capacity as documentation agent for the Lenders (together, in such capacity, the “Documentation Agents,” and each, a “Documentation Agent”).
W I T N E S S E T H:
          Whereas, in connection with the Robin Hood Acquisition (as defined below), Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement;
          Whereas, pursuant to Section 13.09 of the Credit Agreement, the consent of the Requisite Lenders is necessary to effect this Amendment;
          Whereas, the Lenders party hereto constitute the Requisite Lenders under the Credit Agreement;
          Whereas, the Administrative Agent and the Requisite Lenders have considered and are willing to agree to amend certain provisions of the Credit Agreement upon the terms and conditions set forth in this Amendment; and
          Now, Therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
Section 1. Amendments to the Credit Agreement
          The Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended as set forth below:
          (a) The following definitions are hereby added to Section 1.01 of the Credit Agreement:
               (i) “AIL” means Arrow International Limited, a Malta private limited liability company and a direct or indirect wholly-owned Subsidiary of Robin Hood, and which will become a direct or indirect wholly-owned Subsidiary of Borrower after the Robin Hood Acquisition .
               (ii) “Atorvastatin Profit Sharing Arrangement” means the profit sharing arrangement between a newly formed Subsidiary of Borrower and the Sellers whereby Borrower and the Sellers have agreed to share profits relating to Atorvastatin sales in the United States.
               (iii) “CODES” has the meaning ascribed to such term in Section 9.01(xiii) hereto.
               (iv) “Restricted Additional Specified Indebtedness Payment” means any voluntary or optional payment or prepayment of, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, principal of and premium, if any, on any Indebtedness of Borrower or any Loan Party that refinances the CODES or any Indebtedness incurred solely pursuant to Section 9.01(viii); provided, however, that so long as no Default exists or would result therefrom, the term “Restricted Additional Specified Indebtedness Payment” shall not include any refinancing of Indebtedness of Borrower or any Loan Party that refinances the CODES or any Indebtedness incurred solely pursuant to Section 9.01(viii) that is permitted under Section 9.01.
               (v) “Robin Hood” means Robin Hood Holdings Limited, a Malta private limited liability company.
               (vi) “Robin Hood Acquisition” means the acquisition of Robin Hood by Borrower pursuant to the Share Purchase Agreement.
               (vii) “Sellers” means the selling shareholders party to the Share Purchase Agreement.
               (viii) “Sepracor” means Sepracor, Inc., a Delaware corporation.
               (ix) “Sepracor Sharing Agreements Note” means any note, loan or other indebtedness issued or incurred (or to be issued or incurred) by AIL (or any Affiliate of Borrower) to a third party lender(s) (including any related interest and guarantee undertakings) as contemplated by Section 6.21 of the Share Purchase Agreement, provided that the intention of the parties is that Borrower and its Subsidiaries will not be required to make any principal payments on the Sepracor Sharing Agreements Note in excess of amounts received from payments from Sepracor.
               (x) “Share Purchase Agreement” means the share purchase agreement dated as of June 16, 2009, among Borrower, a non-U.S. wholly-owned Subsidiary of Borrower, Robin Hood, the selling shareholders party thereto and a representative of the selling shareholders.
          (b) Section 1.01 of the Credit Agreement is hereby amended as follows:
               (i) The definition of “Indebtedness” shall be amended by adding the language “: (i)” after the word “include” in the last sentence thereof, by replacing the period at the end thereof with a comma, and by adding the following language at the end thereof:
“(ii) obligations to make post-closing payments from Borrower or any of its Subsidiaries to the Seller(s) or any applicable successors relating to the Atorvastatin Profit Sharing Arrangement which are due and payable to the Sellers beginning no earlier than February 2012, and (iii) indebtedness incurred by AIL evidenced by the Sepracor Sharing Agreements Note in a principal amount not to exceed $151.4 million (or refinancings thereof to the extent of the principal amount of the Sepracor Sharing Agreements Note)”.
               (ii) The definition of “Restricted Payment” shall be amended by deleting the language “or” therein and replacing it with a comma, and adding the language “or Restricted Additional Specified Indebtedness Payment” at the end thereof.
          (c) Section 8.10(a) of the Credit Agreement is hereby clarified, for the avoidance of doubt, to add the word “domestic” before each use of the terms “Subsidiary” and “Subsidiaries” contained therein.
          (d) Section 9.01 of the Credit Agreement is hereby amended as follows:
               (i) Section 9.01(viii) is hereby amended by deleting the language “$100,000,000” therein and replacing it with the language “$500,000,000”.
               (ii) Section 9.01(xiii) is hereby amended:

          (1) by adding the language “or this clause (xiii)” after the language “or (xii)” therein;
          (2) by adding the following language after the word “Lenders” in the fourth line thereof: “provided further however, that with regard to refinancing the Convertible Contingent Senior Debentures (the “CODES”), the first proviso of this clause (xiii) shall not apply to any Indebtedness incurred to refinance the CODES, which Indebtedness has a maturity occurring after the later of the 91st day following the Term Loan Maturity Date or the 91st day following the Revolving Loan Maturity Date and, for the avoidance of doubt, the principal amount of the Indebtedness incurred to refinance the CODES may be in excess of the amount of the CODES up to the amount permitted to be used with any other exception in this Section 9.01”.
Section 2. Consent and Waiver
          Pursuant to Section 13.09 of the Credit Agreement, the Requisite Lenders hereby consent to the Robin Hood Acquisition described in this Amendment and waive the requirements of any provision of the Credit Agreement or any other Loan Document that might otherwise be deemed to impair or otherwise restrict the foregoing, if any, subject to the limitations of the covenants contained in Articles IX and X of the Credit Agreement, as amended hereby.
Section 3. Conditions Precedent to the Effectiveness of this Amendment
          This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been (or are or will be substantially concurrently therewith) satisfied or waived (the “Amendment No. 1 Effective Date”) by the Administrative Agent:
          (a) The Administrative Agent shall have received this Amendment, duly executed by Borrower, the Administrative Agent and the Requisite Lenders.
          (b) Evidence that the person executing this Amendment on behalf of Borrower is authorized to execute this Amendment on behalf of Borrower and bind Borrower hereunder.
          (c) Borrower shall have paid, in each case to the extent invoiced prior to the Amendment No. 1 Effective Date, all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees, charges, disbursements and out-of-pocket expenses of Cahill Gordon & Reindel llp with respect thereto).
Section 4. Representations and Warranties
          On and as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:
          (a) this Amendment has been duly authorized, executed and delivered by Borrower and constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms and the Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
          (b) each of the representations and warranties contained in Section 6.01 of the Credit Agreement and each other Loan Document is true and correct in all material respects, as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date;

provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents set forth herein; and
          (c) no Default or Event of Default has occurred and is continuing.
Section 5. Covenants
          (a) Borrower agrees to pay on demand in accordance with the terms of Section 13.04 of the Credit Agreement all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel llp with respect thereto).
          (b) Borrower agrees to repay $100.0 million of the Term Loan Commitment on or before the later of (x) September 15, 2009 and (y) two business days after the closing of one or more financing transactions that have net proceeds of $775.0 million, $575.0 million of which is used to refinance the CODES; provided that if no such financing shall have occurred by December 16, 2009, Borrower hereby agrees to repay $100.0 million of the Term Loan Commitment on such date. Any such prepayment shall comply with the terms of Article III and Section 4.02(f) of the Credit Agreement.
          (c) Borrower agrees that any new Indebtedness incurred by Borrower shall also not prohibit payments with respect to the Atorvastatin Profit Sharing Arrangement and the Sepracor Sharing Agreements Note as described in Section 1 hereof.
Section 6. Reference to and Effect on the Loan Documents
          (a) As of the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 1 Effective Date.
          (b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed in all respects.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
          (d) This Amendment is a Loan Document.
Section 7. Agreements of Borrower
          (a) Borrower hereby (i) expressly acknowledges the terms of this Amendment, (ii) ratifies and affirms after giving effect to this Amendment its obligations under the Loan Documents executed by Borrower and (iii) after giving effect to this Amendment, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.
          (b) Borrower hereby reaffirms, as of the Amendment No. 1 Effective Date, and after giving effect to this Amendment, the covenants and agreements contained in each Loan Document to which it is a party.

          (c) Borrower hereby acknowledges and agrees that the acceptance by the Administrative Agent, each Lender and each other Agent of this Amendment shall not be construed in any manner to establish any course of dealing on any Agent’s or Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.
Section 8. Execution in Counterparts
          This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Amendment shall become effective against the Borrower, each Lender and the Administrative Agent on the date hereof when each such party hereto executes and delivers this Amendment. This Amendment and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions hereof are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.
Section 9. Governing Law
          THIS AMENDMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 10. Section Titles
          Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.
Section 11. Notices
          All communications and notices hereunder shall be given as provided in the Credit Agreement.
Section 12. Severability
          In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 13. Successors and Assigns
          This Amendment shall be binding upon the parties thereto and their respective successors and assigns and shall inure to the benefit of the parties thereto and the successors and permitted assigns of the Lenders. The rights hereunder of Borrower, or any interest therein, may not be assigned without the written consent of all Lenders.
Section 14. Waiver of Jury Trial
          EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT.

Section 15. Release.
          In further consideration of the Requisite Lenders’ execution of this Amendment, Borrower hereby releases the Administrative Agent and each Lender and each of their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every kind or nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that Borrower may have against the Releasees which arise from the Credit Agreement, Obligations or any Loan Documents, in each case, to the extent arising on or prior to the date hereof.
[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

WATSON PHARMACEUTICALS, INC.
By:	/s/ Mark W. Durand
	Name:	Mark W. Durand
	Title:	CFO and SVP

[Watson Amendment No. 1 Sig. Page]

Canadian Imperial Bank of Commerce, acting through its New York Agency, as Administrative Agent
By:	/s/ Caroline Adams
	Name:	Caroline Adams
	Title:	Canadian Imperial Bank of Commerce Authorized Signatory

CIBC Inc. as Lender
By:	/s/ Caroline Adams
	Name:	Caroline Adams
	Title:	CIBC Inc. Agent

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Alysa Trakas
	Name:	Alysa Trakas
	Title:	Vice President

Union Bank of California, N.A., as a Lender
By:	/s/ Peter Thompson
	Name:	Peter Thompson
	Title:	Vice President

E.Sun Commercial Bank, Ltd., Los Angeles Branch, as a Lender
By:	/s/ Benjamin Lin
	Name:	Benjamin Lin
	Title:	EVP & GM

MIZUHO CORPORATE BANK, LTD., as a Lender
By:	/s/ Bertram Tang
	Name:	Bertram Tang
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender,
By:	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

Land Bank of Taiwan-Los Angeles Branch, as a Lender
By:	/s/ Roger Chien
	Name:	Roger Chien
	Title:	General Manager

Taipei Fubon Commercial Bank Co., Ltd. Los Angeles Branch, as a Lender
By:	/s/ Sophia Jing
	Name:	Sophia Jing
	Title:	GM & FVP

SUNTRUST BANK, as a Lender

By:	/s/ Dana Dhaliwal Name: Dana Dhaliwal
Title: Vice President

Mega International Commercial Bank Co., Ltd., Los Angeles Branch, as a Lender
By:	/s/ Chia Jang Liu
	Name:	Chia Jang Liu
	Title:	SVP & GM

Mega International Commercial Bank New York Branch, as a Lender
By:	/s/ Tsang-Pei Hsu
	Name:	Tsang-Pei Hsu
	Title:	VP & Deputy General Manager

United Overseas Bank, as a Lender
By:	/s/ Hoong Chen
	Name:	Hoong Chen
	Title:	SVP & General Manager

WPI Amendment

Fortis Capital Corp., as a Lender
By:	/s/ John W. Deegan
	Name:	John W. Deegan
	Title:	Director & Group Head

By:	/s/ John Spillane
	Name:	John Spillane
	Title:	Vice President

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Melissa James
	Name:	Melissa James
	Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender
By:	/s/ Ryan Votsh
	Name:	Ryan Votsh
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Kurban H. Merchant
	Name:	Kurban H. Merchant
	Title:	Vice President

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender
By:	/s/ Wendy Hobson
	Name:	Wendy Hobson
	Title:	Authorised Signatory

By:	/s/ Carla Ryan
	Name:	Carla Ryan
	Title:	Authorised Signatory

First Commercial Bank, Los Angeles Branch, as a Lender
By:	/s/ Wen-Han Wu
	Name:	Wen-Han Wu
	Title:	Deputy General Manager

Wells Fargo Bank, N.A., as a Lender
By:	/s/ Vanessa Meyer
	Name:	Vanessa Meyer
	Title:	Senior Vice President

JP Morgan Chase Bank, N.A., as a Lender
By:	/s/ Camille Farnsworth-Schrader
	Name:	Camille Farnsworth-Schrader
	Title:	Vice President

The Bank of New York Mellon, as a Lender
By:	/s/ Clifford A. Mull
	Name:	Clifford A. Mull
	Title:	First Vice President

[LENDER]. BANK LEUMI USA as a Lender
By:	/s/ Joung Hee Hong
	Name:	Joung Hee Hong
	Title:	First Vice President

Chang Hwa Commercial Bank, New York Branch as a Lender
By:	/s/ Jim C.Y. Chen
	Name:	Jim C.Y. Chen
	Title:	Vice President & General Manager

Wachovia Bank, National Association, as a Lender
By:	/s/ Kirk Tesch
	Name:	Kirk Tesch
	Title:	Vice President

Comerica Bank, as a Lender
By:	/s/ Steve Clear
	Name:	Steve Clear
	Title:	Vice President

Watson Amendment # 1